News Release
EXHIBIT 99.1
SM Energy Reports Second Quarter 2026 Results
Raises second-half production outlook and maintains full-year capital guidance
Delivers record operating cash flow, reduces debt, and returns capital to stockholders

DENVER, August 5, 2026 - SM Energy Company (the “Company” or “SM”) (NYSE: SM) today reported financial and operating results for the second quarter 2026. Investor materials, including accompanying slides, can be accessed at https://sm-energy.com/investors. A conference call is scheduled for 8 a.m. MT/10 a.m. ET on August 6, 2026. Participation details are included in this release.
SM continues to advance the integration of its Civitas merger (the “Merger”) and deliver strong progress against three strategic priorities: Integrate, Execute and Bolster. Second quarter 2026 performance on each of these priorities is summarized below.
Integrate –
•Progressed Merger-related synergies, with 95% of the target, or $355 million, actioned to date; full run-rate synergies expected to be actioned by year-end 2026.
•Lowered full-year 2026 recurring G&A guidance by $50 million at the midpoint, reflecting accelerated integration and full capture of Merger-related G&A synergies.
Execute –
•Net income was $4.46 per diluted share; adjusted net income1 was $2.19 per diluted share.
•Generated operating cash flow of $1.1 billion, or $1.2 billion before net change in working capital, including certain long-term items.1 Capital expenditures totaled $754 million, or $717 million before changes in accruals.1
•Delivered adjusted free cash flow1 of $467 million, after $42 million of one-time integration, transaction, and capital costs.
•Adjusted EBITDAX1 was $1.4 billion.
•Average net daily production totaled approximately 440 MBoe/d, including approximately 230 MBbl/d of oil.
•Increased second-half 2026 production guidance to 435–440 MBoe/d, including approximately 238 MBbl/d of oil.
•Maintained full-year 2026 capital guidance of $2.65–$2.85 billion.
Bolster –
•Returned $137 million of capital to stockholders, or approximately 30% of adjusted free cash flow,1 through $84 million in share repurchases (2.6 million shares) and SM’s $0.22 per share quarterly dividend.
•Closed the $950 million sale of certain South Texas assets (the “South Texas Divestiture”) on April 30, 2026, substantially achieving SM’s $1.0 billion-plus asset-sales target; net proceeds of approximately $900 million were used to redeem all $819 million aggregate principal amount of the 6.75% and 5.0% Senior Notes due 2026 (collectively, “2026 Senior Notes”), contributing to a $1.1 billion sequential reduction in net debt.1
•Subsequent to quarter-end, issued a notice of full redemption of all remaining $417 million aggregate principal amount of the 6.625% Senior Notes due 2027 (“2027 Senior Notes”) at par using cash on hand, retiring all Senior Notes due through mid-2028.
1Adjusted net income per diluted share; operating cash flow before net change in working capital, including certain long-term items; capital expenditures, before changes in accruals; adjusted free cash flow; adjusted EBITDAX; and net debt are non-GAAP measures. Indicates a non-GAAP measure or metric. Refer to “Definitions of Non-GAAP Measures and Metrics As Calculated By the Company” and the accompanying reconciliations later in this release.

“Our team delivered strong results in the second quarter, generating significant free cash flow on the strength of our scaled portfolio,” stated President and CEO Beth McDonald. “In our first full quarter as a combined company, we moved with urgency, actioning 95% of our targeted run-rate synergies, while further strengthening our balance sheet and returning $137 million to stockholders through dividends and share repurchases. With strong performance year-to-date, we today raised second-half 2026 production expectations, reaffirmed full-year capital expectations and reduced our full-year G&A guidance. Our team is focused on disciplined execution – turning scale and asset quality into growing, durable returns for stockholders.”
Second Quarter 2026 Review
•Production of approximately 440 MBoe/d, including approximately 230 MBbl/d of oil, with an average realized price of $53.86 per Boe, before hedges. Second-quarter volumes include approximately 12 MBoe/d from the recently divested South Texas assets, or one month of production prior to the April 30, 2026 sale.
•Recognized an estimated $262 million gain on the South Texas Divestiture.
•Year-to-date transaction and integration costs are $172 million compared to full-year guidance of $180 million; the substantial majority of one-time costs have now been incurred.
•Other operating income included an approximate $70 million severance tax refund.
Guidance
•SM raised its second-half production outlook to 435–440 MBoe/d, including approximately 238 MBbl/d of oil, from 430 MBoe/d, and narrowed its full-year production guidance to 418–423 MBoe/d (223–225 MBbl/d of oil).
•SM reaffirmed its full-year capital guidance.
•See the table below for detailed third quarter and full-year guidance.

The following table summarizes SM’s third quarter and full-year 2026 operational and financial guidance.

Production	3Q 2026	Full Year 2026
Total Production (MMBoe)[1]	39.5 – 40.5	152.5 – 154.5
Total Production (MBoe/d)[1]	430 – 440	418 – 423
Oil Production (MBbl/d)[1]	230 – 240	223 – 225

Capital Program ($MM)
Capital Expenditures[2]	$740 – $790	$2,650 – $2,850
DC&E		$2,300 – $2,500
Facility, Land, and Other		~$280
One-Time Capital Costs[3]		~$70
Net Wells Drilled	~55	~245
Net Wells Turned-In-Line	~85	~295
Avg. Well Cost ($/lateral ft)[4]		~$710

Operating Expenses ($/Boe)
Lease Operating Expense		$6.50 – $6.80
Transportation		$3.60 – $3.75
Production Taxes (% of oil, gas and NGL revenue)		~6%
Ad Valorem Taxes		~$0.50
DD&A		$14.00 – $15.00

General & Administrative ($MM)
Recurring G&A5		$230 – $250
One-Time Integration & Transaction — Cash[6]		~$160
One-Time Integration & Transaction — Non-Cash[6]		~$20

Other ($MM)
Exploration Expense		~$100
Cash Taxes:
$75–$80/Bbl (WTI)		$20 – $30
$80–$85/Bbl (WTI)		$30 – $50
Notes:
1 FY26 production guidance includes 11 months of Civitas contribution following the January 30, 2026, Merger close, the conversion of certain acquired volumes to two-stream reporting, and four months of production from certain South Texas assets divested on April 30, 2026.
2 Indicates a non-GAAP measure or metric. Refer to “Definitions of Non-GAAP Measures and Metrics As Calculated By the Company” and the accompanying reconciliations later in this release. FY26 capital expenditures before changes in accruals include ~$50 million of expected synergies.
3 Includes one-time, non-recurring capital costs related to Merger integration and the South Texas Divestiture.
4 Company-wide average 2026 expected well cost and includes well connection/equipment costs.
5 FY26 recurring G&A guidance includes ~$35 million of stock-based compensation.
6 The majority of one-time integration and transaction costs (both cash and non-cash) were incurred in 1H26.

Webcast Details
SM plans to host a conference call and webcast at 8 a.m. MT (10 a.m. ET) tomorrow, August 6, 2026. The call and accompanying presentation may be accessed at https://www.sm-energy.com/investors. Participants can also dial into the conference call at (877) 407-6050 or +1 (201) 689-8022 for international participants.
About SM Energy Company
SM is a premier, scaled operator of top-tier oil and gas assets across four leading U.S. shale basins: the Permian Basin, DJ Basin, South Texas, and Uinta Basin. SM routinely posts important information about the Company on its website. SM is focused on operational excellence, disciplined capital allocation, and delivering growing returns to stockholders. For more information, visit www.sm-energy.com.
Forward Looking Statements
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “guidance,” “maintain,” “objectives,” “optimize,” “plan,” “priority,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 plans and strategic objectives; the Company’s intention to redeem in full its 2027 Senior Notes; future return of capital plans; expectations regarding increased scale; integration objectives and synergy targets, including the expected timing and magnitude; plans to achieve the Company’s $1.0 billion-plus divestiture target; assumptions and projections for the third quarter, second half, and full year 2026 regarding guidance for total production and oil production; the Company’s capital plan, including total capital expenditures; drilling, completion and equipment costs; facility, land and other costs; one-time capital costs; Company average cost per lateral foot; certain operating expenses, including lease operating expense, transportation, production and ad valorem taxes; DD&A; general and administrative expense; and certain other costs, including exploration expense and cash taxes. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission, specifically the 2025 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
Investor Relations
Megan Hays, Vice President, Investor Relations, mhays@sm-energy.com
Meghan Dack, Director, Investor Relations, mdack@sm-energy.com

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Production Data
	For the Three Months Ended			Percent Change Between	For the Six Months Ended		Percent Change Between
	June 30,	March 31,	June 30,	2Q26 & 1Q26	June 30,	June 30,	YTD 2026 & 2025
	2026	2026	2025		2026	2025
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$96.85	$73.69	$62.04	31%	$86.43	$66.04	31%
Gas (per Mcf)	$0.17	$1.72	$2.15	(90)%	$0.88	$2.73	(68)%
NGLs (per Bbl)	$24.69	$21.58	$21.91	14%	$23.21	$23.85	(3)%
Equivalent (per Boe)	$53.86	$44.22	$41.27	22%	$49.48	$44.17	12%
Realized sales price (including the effect of net derivative settlements):[1]
Oil (per Bbl)	$80.62	$69.56	$64.05	16%	$75.64	$67.25	12%
Gas (per Mcf)	$1.54	$2.27	$2.67	(32)%	$1.87	$3.08	(39)%
NGLs (per Bbl)	$24.83	$21.75	$21.91	14%	$23.36	$23.37	—%
Equivalent (per Boe)	$48.36	$43.32	$43.36	12%	$46.07	$45.47	1%
Net production volumes:[2,3]
Oil (MMBbl)	20.9	17.1	10.5	22%	38.0	19.9	92%
Gas (Bcf)	86.8	72.4	36.2	20%	159.2	72.6	119%
NGLs (MMBbl)	4.6	4.2	2.5	10%	8.9	4.8	84%
Equivalent (MMBoe)	40.0	33.4	19.0	20%	73.4	36.8	100%
Average net daily production:[2,3]
Oil (MBbl per day)	229.8	190.3	115.7	21%	210.2	109.7	92%
Gas (MMcf per day)	953.7	804.1	398.3	19%	879.3	401.2	119%
NGLs (MBbl per day)	51.0	46.9	26.9	9%	48.9	26.6	84%
Equivalent (MBoe per day)	439.7	371.2	209.1	18%	405.7	203.2	100%
Per Boe data:
Lease operating expense	$6.71	$6.25	$5.52	7%	$6.50	$5.81	12%
Transportation costs	$3.57	$3.65	$4.13	(2)%	$3.61	$4.03	(10)%
Production taxes	$3.25	$2.43	$1.59	34%	$2.88	$1.82	58%
Ad valorem tax expense	$0.37	$0.47	$0.54	(21)%	$0.41	$0.54	(24)%
General and administrative[4,5]	$1.98	$5.20	$2.21	(62)%	$3.44	$2.21	56%
Net derivative settlement gain (loss)	$(5.50)	$(0.90)	$2.09	(511)%	$(3.41)	$1.29	(364)%
Depletion, depreciation, and amortization	$14.81	$12.91	$15.40	15%	$13.95	$15.30	(9)%

[1] Indicates a non-GAAP metric calculated as the average realized price after the effects of net commodity derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of net commodity derivative settlements on average realized price.

[2] Amounts and percentage changes may not calculate due to rounding.
[3] The results for the three months ended March 31, 2026, include only two months of production from the Civitas assets acquired on January 30, 2026. The results for the three months ended June 30, 2026, include only one month of production from the South Texas assets divested on April 30, 2026. The results for the six months ended June 30, 2026, include five months of production from the acquired Civitas assets and four months of production from the divested South Texas assets.

[4] Includes recurring non-cash stock-based compensation expense of $0.12, $0.26, and $0.24 per Boe for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively, and $0.18 and $0.28 per Boe for the six months ended June 30, 2026, and 2025, respectively.

[5] Includes one-time costs (consisting of both cash and non-cash items) of $0.92 per Boe and $3.52 per Boe for the three months ended June 30, 2026, and March 31, 2026, respectively, and $2.10 per Boe for the six months ended June 30, 2026, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Balance Sheets
(in millions, except share data)	June 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$620	$368
Accounts receivable	989	331
Derivative assets	145	83
Prepaid expenses and other	146	29
Total current assets	1,900	811
Property and equipment (successful efforts method):
Proved oil and gas properties	23,214	16,012
Accumulated depletion, depreciation, and amortization	(8,466)	(8,793)
Unproved oil and gas properties, net of valuation allowance of $12 and $12, respectively	860	460
Wells in progress	809	458
Other property and equipment, net of accumulated depreciation of $67 and $63, respectively	131	65
Total property and equipment, net	16,548	8,202
Noncurrent assets:
Derivative assets	56	6
Other noncurrent assets	354	234
Total noncurrent assets	410	240
Total assets	$18,858	$9,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,367	$690
Senior Notes, net	416	419
Derivative liabilities	184	2
Other current liabilities	122	58
Total current liabilities	3,089	1,169
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	6,620	2,296
Asset retirement obligations	430	150
Deferred tax liabilities, net	630	724
Derivative liabilities	1	2
Other noncurrent liabilities	275	102
Total noncurrent liabilities	7,956	3,274
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 400,000,000 and 200,000,000 shares, respectively; issued and outstanding: 237,494,374 and 114,630,905 shares, respectively	2	1
Additional paid-in capital	3,888	1,517
Retained earnings	3,921	3,291
Accumulated other comprehensive income	2	1
Total stockholders’ equity	7,813	4,810
Total liabilities and stockholders’ equity	$18,858	$9,253

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Statements of Operations
(in millions, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues and other income:
Oil, gas, and NGL production revenue	$2,156	$785	$3,633	$1,625
Gain on divestiture activity	262	—	262	—
Other operating income	82	8	84	13
Total operating revenues and other income	2,500	793	3,979	1,637
Operating expenses:
Oil, gas, and NGL production expense	556	224	984	449
Depletion, depreciation, and amortization	592	293	1,024	563
Exploration[1]	21	15	47	27
General and administrative[1,2]	79	42	253	81
Net derivative (gain) loss[3]	(272)	(78)	425	(61)
Other operating expense[2]	28	2	48	7
Total operating expenses	1,004	498	2,781	1,066
Income from operations	1,496	295	1,198	571
Interest expense	(111)	(43)	(224)	(87)
Other non-operating income, net	4	—	5	—
Income before income taxes	1,389	253	979	485
Income tax expense	(318)	(51)	(243)	(101)
Net income	$1,071	$202	$736	$384

Basic weighted-average common shares outstanding	239	115	219	115
Diluted weighted-average common shares outstanding	240	115	220	115
Basic net income per common share	$4.48	$1.76	$3.35	$3.35
Diluted net income per common share	$4.46	$1.76	$3.34	$3.34

[1] Recurring non-cash stock-based compensation included in:
Exploration expense	$3	$1	$5	$3
General and administrative expense	4	5	12	10
Total non-cash stock-based compensation	$7	$6	$17	$13

[2] Transaction and integration costs included in:
General and administrative (includes $5 million and $20 million, respectively, of non-cash stock-based compensation associated with the Merger)	$37	$—	$155	$—
Other operating expenses	—	—	17	—
Total transaction and integration costs	$37	$—	$172	$—

[3] The net derivative (gain) loss line item consists of the following:
Net derivative settlement (gain) loss	$220	$(40)	$250	$(47)
Net (gain) loss on fair value changes	(492)	(39)	175	(14)
Total net derivative (gain) loss	$(272)	$(78)	$425	$(61)
Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Statements of Stockholders' Equity
(in millions, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2025	114,630,905	$1	$1,517	$3,291	$1	$4,810
Net loss	—	—	—	(335)	—	(335)
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock upon vesting of RSUs, and settlement of PSUs, net of shares used for tax withholdings	235,422	—	(17)	—	—	(17)
Stock-based compensation expense	1,114,479	—	25	—	—	25
Replacement equity awards issued in connection with the Merger	—	—	29	—	—	29
Issuance of common stock in connection with the Merger	123,715,771	1	2,408	—	—	2,409
Balances, March 31, 2026	239,696,577	$2	$3,962	$2,903	$1	$6,868
Net income	—	—	—	1,071	—	1,071
Other comprehensive income	—	—	—	—	1	1
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock under Employee Stock Purchase Plan	147,743	—	2	—	—	2
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	216,257	—	(3)	—	—	(3)
Stock-based compensation expense	77,303	—	11	—	—	11
Purchase of shares under Stock Repurchase Program	(2,643,506)	—	(84)	—	—	(84)
Balances, June 30, 2026	237,494,374	$2	$3,888	$3,921	$2	$7,813

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in millions, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2024	114,461,934	$1	$1,502	$2,735	$(1)	$4,237
Net income	—	—	—	182	—	182
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	284	—	—	—	—	—
Stock-based compensation expense	—	—	7	—	—	7
Balances, March 31, 2025	114,462,218	$1	$1,509	$2,895	$(1)	$4,404
Net income	—	—	—	202	—	202
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock under Employee Stock Purchase Plan	90,314	—	2	—	—	2
Stock-based compensation expense	82,193	—	6	—	—	6
Balances, June 30, 2025	114,634,725	$1	$1,517	$3,074	$(1)	$4,590
Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Statements of Cash Flows
(in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$1,071	$202	$736	$384
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on divestiture activity	(262)	—	(262)	—
Depletion, depreciation, and amortization	592	293	1,024	563
Stock-based compensation expense	11	6	36	13
Net derivative (gain) loss	(272)	(78)	425	(61)
Net derivative settlement gain (loss)	(220)	40	(250)	47
Amortization of deferred financing costs and debt premiums, net	(5)	3	(10)	5
Deferred income tax expense	316	43	231	69
Other, net	(10)	(6)	(38)	(4)
Net change in working capital	(118)	69	(149)	38
Net cash provided by operating activities	1,103	571	1,743	1,054

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	897	—	897	—
Capital expenditures	(754)	(410)	(1,309)	(824)
Acquisition of business, net of cash acquired	—	—	(49)	—
Other	—	—	(24)	(15)
Net cash provided by (used in) investing activities	143	(410)	(485)	(839)

Cash flows from financing activities:
Proceeds from revolving credit facility	326	528	341	1,385
Repayment of revolving credit facility	(326)	(566)	(341)	(1,453)
Net proceeds from Senior Notes	(1)	—	984	—
Cash paid to repurchase Senior Notes	(935)	—	(1,743)	—
Repurchase of common stock	(87)	(1)	(87)	(1)
Dividends paid	(53)	(23)	(135)	(46)
Other, net	1	2	(25)	2
Net cash used in financing activities	(1,075)	(59)	(1,006)	(113)

Net change in cash, cash equivalents, and restricted cash	171	102	252	102
Cash, cash equivalents, and restricted cash at beginning of period	449	—	368	—
Cash, cash equivalents, and restricted cash at end of period	$620	$102	$620	$102

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Condensed Consolidated Statements of Cash Flows (continued)
(in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Supplemental schedule of additional cash flow information:
Operating activities: Cash paid for interest, net of capitalized interest	$(90)	$(3)	$(185)	$(85)
Operating activities: Net cash paid for income taxes	$(33)	$(5)	$(32)	$(5)
Investing activities: Changes in capital expenditure accruals	$(37)	$(22)	$80	$5
Note: Prior year amounts may not calculate due to rounding.

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures are presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, and amortization expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Merger, and certain other items. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s second quarter 2026 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital, including change in certain long-term items, less capital expenditures before changes in accruals. The Company uses this measure to represent the cash generated from operations, in excess of capital expenditures, that is available to fund discretionary uses such as debt reduction, stockholder returns, or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share exclude certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Merger, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Capital expenditures: The Company’s operating plan guidance uses the term “capital expenditures,” which is defined to be before changes in accruals (excludes working capital), and is a non-GAAP measure. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, the Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculations are inherently unpredictable, such as changes to, and the timing of, capital accruals, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation could significantly affect the accuracy of a reconciliation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Adjusted EBITDAX Reconciliation[1]
Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income (GAAP)	$1,071	$202	$736	$384
Interest expense	111	43	224	87
Income tax expense	318	51	243	101
Depletion, depreciation, and amortization	592	293	1,024	563
Exploration[2]	18	14	42	24
Stock-based compensation expense	7	6	17	13
Net derivative (gain) loss	(272)	(78)	425	(61)
Net derivative settlement gain (loss)	(220)	40	(250)	47
Gain on divestiture activity	(262)	—	(262)	—
Transaction and integration costs[3]	37	—	172	—
Other, net	6	—	5	1
Adjusted EBITDAX (non-GAAP)	$1,406	$570	$2,376	$1,158
Interest expense	(111)	(43)	(224)	(87)
Income tax expense	(318)	(51)	(243)	(101)
Exploration[2]	(18)	(14)	(42)	(24)
Amortization of deferred financing costs and debt premiums, net	(5)	3	(10)	5
Transaction and integration costs[3]	(32)	—	(152)	—
Deferred income tax expense	316	43	231	69
Other, net	(17)	(6)	(44)	(5)
Net change in working capital	(118)	69	(149)	38
Net cash provided by operating activities (GAAP)	$1,103	$571	$1,743	$1,054

Note: Prior year amounts may not calculate due to rounding.
[1] See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
[2] Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amounts shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

[3] Transaction and integration costs include expenses associated with the Merger and post-Merger integration activities. For the three and six months ended June 30, 2026, these costs consisted of $37 million and $155 million, respectively, of one-time integration costs, (including $5 million and $20 million, respectively, of stock-based compensation), which were included in general and administrative expense in the accompanying statements of operations, and less than $1 million and $17 million, respectively, of one-time transaction costs included in other operating expense in the accompanying statements of operations.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Reconciliation of Net Income to Adjusted Net Income[1]
(in millions, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income (GAAP)	$1,071	$202	$736	$384
Net derivative (gain) loss	(272)	(78)	425	(61)
Net derivative settlement gain (loss)	(220)	40	(250)	47
Gain on divestiture activity	(262)	—	(262)	—
Transaction and integration costs[2]	37	—	172	—
Other, net	10	—	13	1
Tax effect of adjustments[3]	162	8	(22)	3
Deferred tax remeasurement – corporate reorganization[4]	—	—	23	—
Adjusted net income (non-GAAP)	$526	$172	$835	$374

Diluted net income per common share (GAAP)	$4.46	$1.76	$3.34	$3.34
Net derivative (gain) loss	(1.13)	(0.68)	1.93	(0.53)
Net derivative settlement gain (loss)	(0.92)	0.35	(1.14)	0.41
Gain on divestiture activity	(1.09)	—	(1.19)	—
Transaction and integration costs[2]	0.15	—	0.78	—
Other, net	0.04	—	0.07	0.01
Tax effect of adjustments[3]	0.68	0.07	(0.10)	0.03
Deferred tax remeasurement – corporate reorganization[4]	—	—	0.10	—
Adjusted net income per diluted common share (non-GAAP)	$2.19	$1.50	$3.79	$3.26

Basic weighted-average common shares outstanding	239	115	219	115
Diluted weighted-average common shares outstanding	240	115	220	115

Note: Prior year amounts may not calculate due to rounding.
[1] See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
[2] Transaction and integration costs include expenses associated with the Merger and post-merger integration activities. For the three and six months ended June 30, 2026, these costs consisted of $37 million and $155 million, respectively, of one-time integration costs, (including $5 million and $20 million, respectively, of stock-based compensation), which were included in general and administrative expense in the accompanying statements of operations, and less than $1 million and $17 million, respectively, of one-time transaction costs included in other operating expense in the accompanying statements of operations.

[3] The tax effect of adjustments was calculated using a tax rate of 22.9% for the three and six months ended June 30, 2026, and 22.1% for the three and six months ended June 30, 2025. These rates approximate the Company's statutory tax rates for the respective periods, as adjusted for ordinary permanent differences.

[4] Reflects a non-recurring remeasurement of net deferred tax balances resulting from a change in state income tax apportionment due to a corporate reorganization and the Merger.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2026

Reconciliation of Net Cash Provided by Operating Activities and Capital Expenditures to Adjusted Free Cash Flow[1]

(in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$1,103	$571	$1,743	$1,054
Net change in working capital, including change in certain long-term items	81	(69)	133	(38)
Cash flow from operations before net change in working capital, including change in certain long-term items (non-GAAP)	1,184	502	1,876	1,016

Capital expenditures (GAAP)	754	410	1,309	824
Changes in capital expenditure accruals	(37)	(22)	80	5
Capital expenditures before changes in accruals (non-GAAP)	717	388	1,389	829

Adjusted free cash flow (non-GAAP)	$467	$114	$487	$188

[1] See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
Note: For the three months ended June 30, 2026, adjusted free cash flow includes approximately $42 million of one-time, non-recurring cash costs associated with the Merger integration and the South Texas assets divested, consisting of approximately $32 million reported in net cash provided by operating activities and approximately $10 million in capital expenditures. For the six months ended June 30, 2026, adjusted free cash flow includes approximately $222 million of one-time, non-recurring cash costs, consisting of approximately $152 million reported in net cash provided by operating activities and approximately $70 million in capital expenditures.

Reconciliation of Total Principal Amount of Debt to Net Debt[1]
(in millions)	June 30, 2026
Principal amount of Senior Notes[2]	$6,873
Revolving credit facility[2]	—
Total principal amount of debt (GAAP)	6,873
Less: Cash and cash equivalents	620
Net Debt (non-GAAP)	$6,253

[1] See "Definitions of Non-GAAP Measures and Metrics as Calculated by the Company" above.
[2] Amounts as of June 30, 2026, are from Note 6 - Long-Term Debt in Part I, Item 1 of the Company's Form 10-Q.